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                              MINNESOTA POWER
                            EXECUTIVE LONG-TERM
                               INCENTIVE PLAN

           (Amended and Restated Effective as of January 1, 1994)
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                              MINNESOTA POWER
                      EXECUTIVE LONG-TERM INCENTIVE PLAN
            (Amended and Restated Effective as of January 1, 1994)



I.        EFFECTIVE DATE

     This amended and restated Minnesota Power & Light Company (Company) Executive Long-Term Incentive Plan (Plan) for a select group of management or highly compensated executive employees is made effective as of January 1, 1994. Effective January 1, 1994, participation in the Plan was extended to the responsibility level of Salary Grade V. This Plan supersedes and replaces the Minnesota Power Long-Term Incentive Plan dated January 1, 1992.


II.       PURPOSES OF THE PLAN

     The purposes of the Plan are:

     1.   To reward focusing on long-term planning and results.

     2.   To link compensation with enhancement of shareholder value.



III.      CONCEPT

     At the beginning of each new Performance Period, eligible key executives will be granted a maximum Performance Award Opportunity expressed as a number of shares of the Company's common stock, not to exceed the designated maximum for that position. The extent to which the Award Opportunity is earned (e.g., the number of shares earned) depends on the Company's performance in terms of stock price appreciation plus dividends in relation to the comparator groups
during the Performance Period.   The Performance Period will be four calendar
years and the actual value of the shares earned will depend upon the price of the Company's common stock at the end of the fourth calendar year.

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     Illustrated below, Performance Period 1 began January 1, 1991, and will end December 31, 1994. A new Performance Period will begin every year as shown.


               1991     1992     1993     1994     1995     1996     1997
Performance
Period 1       ------   ------   ------   ------
Performance
Period 2                ------   ------   ------   ------
Performance
Period 3                         ------   ------   ------   ------
Performance
Period 4, etc.                            ------   ------   ------   ------


IV.       ELIGIBILITY

     Participation is restricted to certain key executives.   Participants are
divided into five groups (Participant Categories) to reflect varying responsibility levels as follows:

     Participant                        Salary
     Category                           Grade
     -----------                   ----------------
          I                                 XI
         II                                 IX
        III                               VIII
         IV                             VI-VII
          V                                  V

V.        AWARD OPPORTUNITY

     A maximum Performance Award Opportunity has been established for each Participant Category. The Performance Award Opportunity is stated as a maximum number of shares of common stock of the Company. If a Participant's Responsibility Level changes during the Performance Period, or if a participant first becomes eligible during a Performance Period, the Award Opportunity will be

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prorated or adjusted as determined by the Executive Compensation Committee.
For Performance Periods 1, 2 and 3 illustrated in Section III, Performance Award Opportunities will be based on the following schedule:

                                        Award Opportunity
     Participant                        Maximum Number of
      Category                            Common Shares<F1>
     -----------                        -----------------
          I                                  6,000
         II                                  5,000
        III                                  4,000
         IV                                  2,000
          V                                      0     (Not Eligible)

     <F1>Based on shares outstanding as of January 1, 1991; to be adjusted in the event of ensuing stock splits.

     For Performance Period 4 and later, Performance Award Opportunities will be based on the following schedule:

                                   Award Opportunity
     Participant                   Maximum Number of
      Category                      Common Shares<F1>
     -----------                   -----------------
          I                             6,000
         II                             5,000
        III                             4,000
         IV                             2,000
          V                             1,500

     <F1>Based on shares outstanding as of January 1, 1994; to be adjusted in the event of ensuing stock splits.

VI.       PERFORMANCE MEASURE

     The Company's long-term performance will be measured by its Total Shareholder Return (TSR) Ranking over each four-year Performance Period. TSR is defined as:

     TSR = Stock Price Appreciation + Reinvested Dividends
           -----------------------------------------------
                      Initial Stock Price

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     The TSR is determined by means of combining the change in stock price over the entire Performance Period with dividends which are assumed to be reinvested on each ex-dividend date. Key assumptions to be followed in calculation of TSR are:

     1) Stock prices used with respect to a performance Period are the closing prices on the New York Stock Exchange on the last day before the beginning of the Performance Period and the last day of the Performance Period.

     2) Dividends are assumed to be reinvested on the ex-dividend date at the closing stock prices on that date.

     3) Calculation of TSR for the S&P 500 group is based on the companies included in the S&P 500 as of the end of Performance Period.

     The current performance measure will be reviewed at the beginning of each new Performance Period to determine that it remains applicable and effective. A new performance measure may be adopted at any time by amending this Plan.


VII.      COMPARATOR GROUPS

     The TSR performance measure discussed above will be used to rank the Company's performance relative to two comparator groups on a 60/40 weighted basis. The first comparator group (weighted 60% in the award computation) will consist of the 10 regional utility companies that are used in the Minnesota Power and Affiliated Companies Incentive Compensation Plan. At the end of each Performance Period, all companies, including the Company, will be ranked from 1 to 11, according to TSR.

     The second comparator group (weighted at 40% in the award computation) will include a broader group of companies comprising the S&P 500. Comparison against this group will be based on the TSR percentile ranking of the Company among the S&P 500, at the end of each Performance Period.

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VIII.     AWARD DETERMINATION

     After calculation of the Company's TSR ranking within the utility industry comparator group and the S&P 500, the schedule below will prescribe the percent of the Participant's Performance Award Opportunity actually earned. The Performance Award Opportunity shall be as specified in Section V above.

     Industry
     TSR                         Percent of Award Opportunity Earned
     Ranking
     1-2                 60        68        76        84        92        100
     3                   48        56        64        72        80         88
     4                   36        44        52        60        68         76
     5                   24        32        40        48        56         64
     6                   12        20        28        36        44         52
     7-11                 0         8        16        24        32         40
                       0-40        50        60        70        80         90

                              TSR Percentile Ranking in S&P 500

     Straight line interpolation will be used for TSR Percentile Ranking results between those discrete values specified in the table (no interpolation is necessary regarding the Industry TSR Ranking).

     Final awards will be reviewed and approved by the Executive Compensation Committee. Each Participant's award amount will be the product obtained by multiplying the Participant's Performance Award Opportunity shares as determined at the beginning of the Performance Period by the appropriate weighted percentages.

IX.       EXAMPLE CALCULATION OF AWARDS

     Assume a Participant's Performance Award Opportunity is 4,000 shares at the beginning of the Performance Period. Assume further, that at the end of the four-year Performance Period, the Company ranks fifth in its Industry TSR Ranking and is at the 75th percentile among the S&P 500 comparator group. The award would be computed as follows:

     Opportunity    Industry       S&P 500            Final
        Shares      Ranking        Ranking        Shares Awarded

         4,000   x  (24%      +      28%)    =         2,080.

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X.        PAYMENT OPTIONS

     As soon as practicable following the end of the last year of the Performance Period and upon approval of the Executive Compensation Committee, awards will be paid totally in stock or in a combination of stock and cash (up to a maximum of fifty percent cash) at the election of the Participant. At the time awards are determined and approved, a Participant may elect on a form provided by the Company to receive payment of up to fifty percent of the approved award in cash.


XI.       TERMINATION OF EMPLOYMENT

     Awards to the CEO and COO will continue to run after their retirement without any proration or reduction for the fact that retirement occurs before a performance period has ended.

     In the event of death, disability or retirement of any Participant prior to the end of a four-year Performance Period, the provisions in the paragraphs below will apply unless the Executive Compensation Committee makes an exception and elects in its discretion to continue the award.

     If termination of employment due to death, disability, or retirement occurs (except as noted above for the CEO and COO in the event of retirement) prior to the end of a Performance Period, the Participant's performance award will be paid as soon as practicable after the end of the year of such termination. The final award determination will be calculated as provided in
Section VIII above, after the end of such year (as if it were the end of the four-year Performance Period). The award will then be multiplied by a prorated adjustment factor, the numerator of which is the number of months the Participant was employed by the Company during the Performance Period rounded up to whole months and the denominator of which is 48. The result thus obtained will be the actual final award to be provided by the Company to a Participant or his/her beneficiary or estate if no beneficiary is named. Notwithstanding any provisions in this Plan to the contrary, any payment to any beneficiary may be withheld until it is determined if any generation-skipping tax is due. Any amounts necessary to pay such tax may be subtracted from any benefits otherwise due.

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     Termination of employment for reasons other than death, disability, or retirement before the end of a Performance Period will result in forfeiture of the associated award opportunity unless an exception is made by the Executive Compensation Committee.


XII.      ADMINISTRATION

     The administration of the Plan will be under the overall responsibility of the Executive Compensation Committee of the Board of Directors. The Chief Executive Officer will be responsible for administering the Plan (computing awards, measuring performance of the comparator group, etc.). Any revisions to the Plan will require review by the Executive Compensation Committee and approval of the Board of Directors. The Chief Executive Officer will involve other individuals and departments as required for the full and complete administration of the Plan, in accordance with its terms.


XIII.     NON-TRANSFERABILITY

     In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant or of a Participant's beneficiary. Prior to the time of payment hereunder, a Participant or beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under the Plan nor shall such rights be assigned or transferred by operation of law.


XIV.      CLAIMS PROCEDURE

     A)   Filing a Claim
          --------------

     Any Participant or beneficiary, or his/her authorized representative, may make a claim for benefits due under the Plan by making a written request therefor to the Executive Compensation Committee, setting forth with specificity the facts and events which give rise to the claim.

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     b)   Denial of Claim
          ---------------

     The Executive Compensation Committee shall notify in writing any Participant or beneficiary whose claim for benefits hereunder is denied. Said notice shall be furnished within ninety days after the Executive Compensation Committee receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Participant or beneficiary prior to the termination of the initial ninety-day period. In no event shall such extension exceed a period of ninety days from the end of such initial period. The notice of extension shall indicate the special circumstances requiring an extension of time and the date by which the Executive Compensation Committee expects to render the final decision. The notice of claim denial shall set forth the specific reasons for the denial, including specific reference to pertinent Plan provisions. If appropriate, said notice shall set forth any additional information the Participant or beneficiary needs to supply in order to perfect his/her claim. The notice shall also inform the Participant or beneficiary of the review procedure available pursuant to this Section, and of his/her right to inspect pertinent documents.

     c)   Review Of Claim Denial
          ----------------------

     A Participant or beneficiary who desires further consideration of his/her position, or a duly authorized representative, shall, within sixty days of receipt of the notice above referred to, make written request to the Executive Compensation Committee for review of such denial. Such request shall include a statement of the Participant's or beneficiary's position. The Executive Compensation Committee shall make a full and fair review of the decision denying the claim, and shall deliver to the Participant or beneficiary a written statement setting forth its decision and the specific reasons therefor, including specific reference to pertinent Plan provisions, within sixty days after receiving the request for review (unless special circumstances require an extension of time for processing, in which case written notice of the extension shall be furnished to the Participant or beneficiary prior to the commencement of the extension and a decision shall be rendered as soon as possible, but not later than 120 days after receiving the request for review).

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XV.       EXPENSES

     The cost of payments from the Plan and the expense of administering the Plan shall be borne by the Company.

XVI.      TAX WITHHOLDING

     The Company shall have the right to deduct from all payments to be made under the Plan, any federal, state or local taxes or other charges required by law to be withheld with respect to such payments.


XVII.     AMENDMENT AND TERMINATION

     The Company expects the Plan to continue, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must and does hereby reserve the right to amend, modify, terminate or partially terminate the Plan at any time and in any manner whatsoever by recommendation of the Executive Compensation Committee and by action of the Board of Directors. No amendment or termination may divest a Participant of amounts accrued or credited to the Participant at the time of such amendment.


XVIII.    APPLICABLE LAW

     The Plan shall be governed and construed in accordance with the laws of the State of Minnesota. The invalidity of any portion of the Plan shall not invalidate the remainder hereof and said remainder shall continue in full force. The captions and other titles herein are designed for convenience only and are not to be resorted to for the purpose of interpreting any provision of the Plan.


XIX.      NO EMPLOYMENT RIGHTS

     The Plan and elections hereto shall not be deemed or construed to be a written contract of employment between any Participant and the Company, nor shall any provision of the Plan (i) restrict the right of the Company to discharge any Participant or (ii) in any way whatsoever grant to any Participant the right to receive any

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guaranteed salary, bonus, incentive compensation award or any other payments of any nature whatsoever.


XX.       BINDING AGREEMENT

     The provisions of the plan shall be binding upon the Participant, his or her heirs, personal representatives and beneficiaries, and subject to the rights granted to amend or terminate the Plan, the provisions of the Plan shall also be binding upon the Company, its successors and assigns.


XXI.      CONTRACTUAL OBLIGATIONS

     It is intended that the Company is under a contractual obligation to make payments to Participants or their beneficiaries from the general funds and assets of the Company in accordance with the terms and conditions of the Plan. A Participant or his/her beneficiary shall have no rights to such payments, other than as a general, unsecured creditor of the Company.






                                        MINNESOTA POWER

                                        By         Arend J. Sandbulte
                                           -----------------------------------
                                               Its Chief Executive Officer

Attest:

By        Philip R. Halverson
   -----------------------------------
             Its Secretary

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